Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to Registration Statement No. 2-57354 on Form N-1A of our report dated August 26, 2010, relating to the financial statements and financial highlights of BlackRock Municipal Bond Fund, Inc. (the “Fund”), comprised of BlackRock Short-Term Municipal Fund, BlackRock Municipal Insured Fund, BlackRock National Municipal Fund and BlackRock High Yield Municipal Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended June 30, 2010. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information of the Fund, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
October 27, 2010